UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2025

Berry Corporation (bry)
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 20, 2025, Berry Corporation (bry) (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the final number of votes cast for, against or withheld, abstentions and broker non-votes for each matter, as applicable, are set forth below:
1.The six director nominees named in the Company’s definitive proxy statement were elected by the following votes:

DIRECTOR NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Fernando Araujo	54,294,170	556,679	10,640,281
Matthew Bob	53,767,230	1,083,619	10,640,281
Renée Hornbaker	52,853,281	1,997,568	10,640,281
Anne Mariucci	52,856,898	1,993,951	10,640,281
Rajath Shourie	53,867,291	983,558	10,640,281
James Trimble	52,607,589	2,243,260	10,640,281
2.The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,576,564	10,516,609	757,676	10,640,281
3.The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved by the following votes:

FOR	AGAINST	ABSTAIN
64,428,745	784,956	277,429

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2025

Berry Corporation (bry)

By:	/s/ Jenarae N. Garland
Jenarae N. Garland
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer